Exhibit D

                             CSW International, Inc.
                        Consolidated Statement of Income
                  For the Twelve Months Ended Decembr 31, 1999
                                   (Unaudited)
                                    ($000's)


Operating Revenues
    Electric revenues                       $ 1,481,806
    Other diversified                           226,733
                                            ------------

                                              1,708,539

Operating Expenses
    Cost of electric sales                      961,373
    General and administrative                  258,703
    Depreciation and amortization               127,467
    Other diversified                           172,156
                                            ------------

                                              1,519,699
                                            ------------

Operating Income                                188,840

Other Income and (Deductions)
    Investment income                            35,520
    Interest income                              16,490
    Interest expense                           (112,846)
                                            ------------

                                                (60,836)
                                            ------------

Income Before Income Taxes                      128,004

Provision for Income Taxes                       15,107
                                            ------------

Net Income                                    $ 112,897
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